UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 21, 2018

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On March 21, 2018, Xiaoyan (Henry) Liu informed NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) that he will resign as a member of the Company’s Board of Directors (the “Board”), with such resignation to be effective immediately. Mr. Henry Liu did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d)            On March 21, 2018, effective upon the resignation of Mr. Henry Liu, the Board appointed Yanbin (Lawrence) Liu to fill the vacancy on the Board resulting from the resignation of Mr. Henry Liu. Mr. Lawrence Liu will take Mr. Henry Liu’s place as a Class III director to serve until the Company’s Annual Meeting of Stockholders (“Annual Meeting”) in 2019, subject to his prior death, resignation or removal from office as provided by law. Mr. Lawrence Liu is a non-independent member and will not serve on any committees of the Board.

Mr. Lawrence Liu has served as the Joint Chief Operating Officer & Head of Direct Investment of OP Financial Investments Limited in Hong Kong (“OP Financial”) since February 2015. Mr. Lawrence Liu is particularly experienced in cross-border direct investment. Mr. Lawrence Liu was the Investment Director of China-ASEAN Capital Advisory Co., Ltd. from 2014 to 2015. From 2011 to 2014, Mr. Lawrence Liu served as the Head of Project Finance & Syndication Department (EMEA Coverage) and from 2006 to 2011 as the Head of M&A and Structured Finance Department, Corporate Banking, both at the Bank of China Limited in London. From 2002 to 2006, Mr. Lawrence Liu served as the Key Account Manager, Corporate Banking at the Bank of China Limited in Beijing. Mr. Liu received an Executive MBA (Investment & Strategy) from CASS Business School in London and a bachelor’s degree in Business and Economics from the University of International Business and Economics in Beijing, China.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2018, the Company closed its private placement with OP Financial, an investment firm based in Hong Kong focused on cross-border investment opportunities and listed on the Hong Kong Stock Exchange, on February 8, 2018. Upon closing, the Company issued and sold to OP Financial a total of 1,700,000 shares of its common stock, par value $0.01 per share, for an aggregate purchase price of $5,984,000. China Kington, who had previously nominated Mr. Henry Liu to the Board, agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the total purchase price of the shares sold upon closing. Given OP Financial’s significant investment in NovaBay, Mr. Lawrence Liu was appointed as a representative of OP Financial.

There is no other arrangement or understanding between Mr. Lawrence Liu and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Mr. Lawrence Liu will receive the Company’s standard director’s compensation package.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel and Secretary

Dated: March 23, 2018